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                                                                  EXHIBIT 10.1


                          LOAN AND SECURITY AGREEMENT

       This Agreement is between the undersigned Borrower and the undersigned Lender concerning loans and other credit accommodations to be made by Lender to Borrower.


SECTION 1.          PARTIES

       1.1 The "BORROWER" is the person, firm, corporation or other entity, identified as the Borrower in Section 10.6(c) and its successors and assigns. If more than one Borrower is specified in Section 10.6(c), all references to Borrower shall mean each of them, jointly and severally, individually and collectively, and the successors and assigns of each.

       1.2 The "LENDER" is THE CIT GROUP/CREDIT FINANCE, INC. and its successors, assigns and participants.


SECTION 2.   LOANS AND OTHER CREDIT ACCOMMODATIONS

       2.1 Revolving Loans. Lender shall, subject to the terms and conditions contained herein, make revolving loans to Borrower ("REVOLVING LOANS") in amounts requested by Borrower from time to time, but not in excess of the Net Availability existing immediately prior to the making of the requested loan and provided the requested loan would not cause the outstanding Obligations to exceed the Maximum Credit.

       (a) The "MAXIMUM CREDIT" is set forth in Section 10.1(a) hereof.

       (b) The "GROSS AVAILABILITY" shall be calculated at any time as the product obtained by multiplying the outstanding amount of Eligible Accounts, net of all taxes, discounts, allowances and credits given or claimed, by the Eligible Accounts Percentage set forth in Section 10.1(b), minus any Reserves.

       (c) The "NET AVAILABILITY" shall be calculated at any time as an amount equal to the Gross Availability minus the aggregate amount of all then-outstanding Obligations to Lender other than the then outstanding principal balance of the Term Loan.

       (d) "ELIGIBLE ACCOUNTS" are accounts created by Borrower in the ordinary course of its business which are and remain acceptable to Lender for lending purposes. General criteria for Eligible Accounts are set forth below but may be revised from time to time by Lender, in its sole judgment, on fifteen (15) days' prior written notice to Borrower. Lender shall, in general, deem accounts to be Eligible Accounts if: (1) such accounts arise from bona fide completed
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transactions and have not remained unpaid for more than the number of days after the invoice date set forth in Section 10.1(d); (2) the amounts of the accounts reported to Lender are absolutely owing to Borrower and do not arise from sales on consignment, guaranteed sale or other terms under which payment by the account debtors may be conditional or contingent; (3) the account debtor's chief executive office or principal place of business is located in the United States unless the sale is secured by a letter of credit issued or confirmed by a bank organized under the laws of the United States and acceptable to Lender, or the sale is insured under a policy of insurance acceptable to Lender issued on behalf of Borrower by the Foreign Credit Insurance Association and the Export-Import Bank of the United States; (4) such accounts do not arise from (i) progress billings or (ii) retainages or (iii) bill and hold sales; (5) there are no contra relationships, setoffs, counterclaims or disputes existing with respect thereto and there are no other facts existing or threatened which would impair or delay the collectibility of all or any portion thereof, except that, with respect to any disputed account, provided that Borrower delivers or has delivered to Lender a written agreement from such account debtor, substantially in the form annexed hereto as Exhibit "2.1(d)", stating that said account debtor will pay the undisputed portion of the stated amount of such account, notwithstanding any such claimed dispute, the undisputed portion of such account may be considered eligible to the extent such account would otherwise be an Eligible Account pursuant to the provisions of this Section 2.1(d); (6) the assets of Borrower were not at the time of the transactions giving rise to the accounts subject to any liens except those permitted in this Agreement; (7) such accounts are not accounts with respect to which the account debtor or any officer or employee thereof is an officer, employee or agent of or is affiliated with Borrower, directly or indirectly, whether by virtue of family membership, ownership, control, management or otherwise; (8) such accounts are not accounts with respect to which the account debtor is the United States or any State or political subdivision thereof or any department, agency or instrumentality of the United States, any State or political subdivision, unless there has been compliance with the Assignment of Claims Act or any similar State or local law, if applicable; (9) Borrower has delivered to Lender or Lender's representative such original documents as Lender may have requested pursuant to Section 5.8 hereof in connection with such accounts and Lender shall have received a verification of such account, satisfactory to it, if sent to the account debtor or any other obligor or any bailee pursuant to Section 5.4 hereof; (10) there are no facts existing or threatened which might result in any adverse change in the account debtor's financial condition; (11) such accounts owed by a single account debtor or its affiliates do not represent more than twenty (20%) percent of all otherwise Eligible Accounts (accounts excluded from Eligible Accounts solely by reason of this subsection (11) shall nevertheless be considered Eligible Accounts to the extent of the amount of such accounts which does not exceed twenty (20%) percent of all otherwise Eligible Accounts, or twenty five (25%) percent of all otherwise Eligible Accounts if the account debtor is





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Groundwater Technology, Inc. ("GROUNDWATER") or Smith Environmental
Technologies Corporation and its affiliates ("SMITH")); (12) such accounts are not owed by an account debtor who is or whose affiliates are past due upon other accounts owed to Borrower comprising more than fifty (50%) percent in amount of all the accounts of such account debtor or its affiliates owed to Borrower; (13) such accounts are owed by account debtors whose total indebtedness to Borrower does not exceed the amount of any customer credit limits as established, and changed, from time to time by Lender on notice to Borrower (accounts excluded from Eligible Accounts solely by reason of this subsection (13) shall nevertheless be considered Eligible Accounts to the extent the amount of such accounts does not exceed such customer credit limit); and (14) such accounts are owed by account debtors deemed creditworthy at all times by Lender.

       (e) Lender shall have a continuing right to deduct reserves in determining the Gross Availability ("RESERVES"), and to increase and decrease such Reserves from time to time, if and to the extent that, in Lender's sole judgement, such Reserves are necessary to protect Lender against any state of facts which does, or would, with notice or passage of time or both, constitute an Event of Default or have an adverse effect on any Collateral. Lender may, at its option, implement Reserves by designating as ineligible a sufficient amount of accounts which would otherwise be Eligible Accounts so as to reduce Gross Availability by the amount of the intended Reserve.

       (f) Subject to the terms and conditions hereof, including but not limited to the existence of sufficient Gross Availability and Net Availability, Borrower agrees to borrow amounts from time to time such that the outstanding Revolving Loans and Term Loans shall at all times equal or exceed the principal amount set forth in Section 10.1(e) as the Minimum Borrowing. Borrower covenants, represents and warrants to Lender that it will maintain Gross Availability and Net Availability at all times in amounts sufficient to permit Borrower to comply with the Minimum Borrowing requirement. Failure to comply with the Minimum Borrowing requirement shall not constitute an Event of Default, but Borrower shall pay to Lender the Minimum Loan Fee in accordance with Section 3.4.

       2.2 Term Loan. Subject to the terms and conditions contained herein, Lender shall make a term loan to Borrower in the amount of one million eight hundred forty thousand one hundred twenty ($1,840,120.00) dollars (the "TERM LOAN"). The Term Loan shall be evidenced by a term note (the "TERM NOTE") delivered by Borrower to Lender in form and substance satisfactory to Lender, and shall be repaid, together with interest and other amounts, in accordance with this Agreement and the Term Note. The principal amount of the Term Note shall be payable in sixty (60) consecutive monthly installments, commencing May 1, 1996 and on the first day of each succeeding month in the amount of thirty thousand six hundred sixty nine dollars ($30,669.00), except that the entire principal amount





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of the Term Loan outstanding together with any accrued and unpaid interest thereon, and any other amounts due thereunder, and the entire principal amount of the EXCESS LOAN (as defined in Section 10.2), outstanding shall be due and payable at the end of the initial Term (as defined in Section 9.1). All principal payments in respect of the Term Loan shall be accompanied by accrued interest to the date of payment. No amount paid in respect of the Term Loan or the Excess Loan may be reborrowed.

       2.3 Accommodations.

       (a) Lender may, in its sole discretion, issue or cause to be issued, from time to time at Borrower's request and on terms and conditions and for purposes satisfactory to Lender, credit accommodations consisting of letters of credit, bankers' acceptances, merchandise purchase guaranties or other guaranties or indemnities for Borrower's account ("ACCOMMODATIONS"). Borrower shall execute and perform additional agreements relating to the Accommodations in form and substance acceptable to Lender and the issuer of any Accommodations, all of which shall supplement the rights and remedies granted herein. Any payments made by Lender or any affiliate of Lender in connection with the Accommodations shall constitute additional Revolving Loans made to Borrower by Lender.

       (b) In addition to the fees and costs of any issuer in connection with issuing or administering Accommodations, Borrower shall pay monthly to Lender, on the first day of each month, a charge on open Accommodations at the rate per annum set forth in Section 10.3(a) (the "ACCOMMODATION CHARGES").

       (c) No Accommodation will be issued unless the sum of (i) the full amount of the Accommodation requested, plus (ii) fees and costs for issuance is less than the Net Availability existing immediately prior to the issuance of the requested Accommodation, or if the requested Accommodation would cause the outstanding Obligations to exceed the Maximum Credit, or cause the open amount of Accommodations to exceed, at any time, the Accommodation sublimit set forth in Section 10.3(b).

       (d) All indebtedness, liabilities and obligations of any sort whatsoever, however arising, whether present or future, fixed or contingent, secured or unsecured, due or to become due, paid or incurred, arising or incurred in connection with any Accommodation shall be included in the term "OBLIGATIONS", as defined herein, and shall include, without limitation, (i) all amounts due or which may become due under any Accommodation; (ii) all amounts charged or chargeable to Borrower or to Lender by any bank, other financial institution or correspondent bank which opens, issues or is involved with such Accommodations; (iii) Lender's Accommodation Charges and all fees, costs and other charges of any issuer of any Accommodation; and (iv) all duties, freight, taxes, costs, insurance and all such other charges and expenses which may pertain directly or indirectly to any Obligations or Accommodations or to the goods or documents relating thereto.





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       (e)      Borrower unconditionally agrees to indemnify and hold
Lender harmless from any and all loss, claim or liability (including reasonable attorneys' fees) arising from any transactions or occurrences relating to any Accommodation established or opened for Borrower's account, the Collateral relating thereto and any drafts or acceptances thereunder, including any such loss or claim due to any action taken by an issuer of any Accommodation. Borrower further agrees to indemnify and hold Lender harmless against any loss or damage resulting from any errors or omissions in connection with the Accommodations, whether caused by Lender, by the issuer of any Accommodation or otherwise. Borrower's unconditional obligation to indemnify and hold Lender harmless under this provision shall not be modified or diminished for any reason or in any manner whatsoever, except for Lender's wilful misconduct or gross negligence (as determined in a final non-appealable decision of a court of competent jurisdiction). Borrower agrees that any charges made to Lender by any issuer of any Accommodation shall be conclusive on Borrower and may be charged to Borrower's account.

       (f) Lender shall not be responsible for the conformity of any goods to the documents presented; the validity or genuineness of any documents; delay, default, or fraud by the Borrower or shipper and/or anyone else in connection with the Accommodations or any underlying transaction.

       (g) Borrower agrees that any action taken by Lender, if taken in good faith, or any action taken by an issuer of any Accommodation, under or in connection with any Accommodation, shall be binding on Borrower and shall not create any resulting liability to Lender. In furtherance thereof, Lender shall have the full right and authority to clear and resolve any questions of non-compliance of documents; to give any instructions as to acceptance or rejection of any documents or goods; to execute for Borrower's account any and all applications for steamship or airway guarantees, indemnities or delivery orders; to grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents; and to agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications or Accommodations. All of the foregoing actions may be taken in Lender's sole name, and the issuer thereof shall be entitled to comply with and honor any and all such documents or instruments executed by or received solely from Lender, all without any notice to or any consent from Borrower. None of the foregoing actions described in this subsection (g) may be taken by Borrower without Lender's express written consent.

       2.4 Certain Amounts Due on Demand. Lender may, in its sole discretion, make or permit Revolving Loans, Term Loans, Accommodations or other Obligations in excess of the Maximum Credit, Gross Availability or Net Availability or applicable formulas or sublimits; provided, however, that the making or permitting of any such excess Obligations shall not operate as a





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waiver by Lender of any right, privilege, remedy or option or constitute a course of dealing between Borrower and Lender. All or any portion of such excess(es) shall become immediately due and payable, upon Lender's demand.

       2.5 Use of Proceeds. Borrower shall use the proceeds of the Revolving Loan, the Term Loan and any Accommodation for the payment of its existing indebtedness to State Bank of Long Island pursuant to security agreements dated July 18, 1995 and February 8, 1996 between Borrower and said bank, and for its general working capital.


SECTION 3.   INTEREST AND FEES

       3.1 (a) Interest on the Revolving Loans shall be payable by Borrower on the first day of each month, calculated upon the closing daily balances in the loan account of Borrower for each day during the immediately preceding month, at the per annum rate set forth as the Interest Rate in Section 10.4(a). The Interest Rate shall increase or decrease by an amount equal to each increase or decrease, respectively, in the Prime Rate, effective as of the date of each such change. On and after any Event of Default or termination or non-renewal hereof, interest on all unpaid matured obligations shall accrue at a rate equal to two percent (2%) per annum in excess of the Interest Rate otherwise payable until such time as all Obligations are indefeasibly paid in full (notwithstanding entry of any judgment against Borrower or the exercise of any other right or remedy by Lender), and all such interest shall be payable on demand. In no event shall charges constituting interest exceed the rate permitted under any applicable law or regulation, and if any provision of this Agreement is in contravention of any such law or regulation, such provision shall be deemed amended to conform thereto.

       (b) The "PRIME RATE" is the rate of interest publicly announced by Chemical Bank, or its successor, in New York, New York, from time to time as its Prime Rate (the Prime Rate is not intended to be the lowest rate of interest charged by Chemical Bank to its borrowers).

       3.2 Borrower shall pay Lender on the date hereof a Closing Commitment Fee in the amount set forth in Section 10.4(b), which fee is fully earned as of the date hereof.

       3.3 Borrower shall pay Lender on each anniversary of the date hereof, an Annual Commitment Fee in respect of the initial and any renewal Term in the amount set forth in Section 10.4(c), which fee shall be fully earned as of the date hereof in respect of the initial Term and on the first day of the renewal Term in respect of any renewal Term.

       3.4 Borrower shall pay Lender annually, on each anniversary of the date hereof, in arrears, a Minimum Loan Fee during the initial





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and each renewal Term at the rate per annum set forth in Section 10.4(a), calculated upon the amount, if any, by which the Minimum Borrowing (as set forth in Section 10.1(e)) exceeds the average outstanding aggregate daily principal balance during the preceding year of all Revolving Loans, all Term Loans and all Accommodations.

       3.5 Borrower shall pay Lender monthly, on the first day of each month commencing on May 1, 1996, in arrears, an Unused Line Fee during the initial and each renewal Term at the rate per annum set forth in Section 10.4(d), calculated upon the amount, if any, by which the Maximum Credit exceeds the greater of (i) the average outstanding aggregate daily principal balance during the preceding month of all Revolving Loans, all Term Loans and all Accommodations, and (ii) the Minimum Borrowing.

       3.6 At Lender's option, all principal, interest, fees, costs, expenses and other charges provided for in this Agreement, or in any other agreement now or hereafter existing between Lender and Borrower, may be charged to any loan account of Borrower maintained by Lender. Interest, fees for Accommodations, the Annual Commitment Fee, the Minimum Loan Fee, the Unused Line Fee and any other amounts payable by Borrower to Lender based on a per annum rate shall be calculated on the basis of actual days elapsed over a 360-day year.


SECTION 4.          GRANT OF SECURITY INTEREST

       4.1 To secure the payment and performance in full of all Obligations, Borrower hereby grants to Lender, except as otherwise expressly set forth herein, a continuing first priority security interest in and lien upon, and a right of setoff against, and Borrower hereby assigns and pledges to Lender, all of the Collateral, including any Collateral not deemed eligible for lending purposes.

       4.2 "OBLIGATIONS" shall mean any and all Revolving Loans, Term Loans, Accommodations and all other indebtedness, liabilities and obligations of every kind, nature and description owing by Borrower to Lender and/or its affiliates, including principal, interest, charges, fees and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether arising under this Agreement or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal Term or after the commencement of any case with respect to Borrower under the United States Bankruptcy Code or any similar statute, whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, original, renewed or extended and whether arising directly or howsoever acquired by Lender including from any other entity outright, conditionally or as collateral security, by assignment, merger with any other entity, participations or interests of Lender in the obligations of Borrower to others, assumption, operation of law, subrogation or





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otherwise and shall also include all amounts chargeable to Borrower under this
Agreement or in connection with any of the foregoing.

       4.3 "COLLATERAL" shall mean all of the following property of Borrower:

       All now owned and hereafter acquired right, title and interest of Borrower in, to and in respect of all: accounts, interests in property giving rise to accounts, and rights as an unpaid vendor; contract rights; chattel paper; general intangibles (including, but not limited to, tax and duty refunds, registered and unregistered patents, trademarks, service marks, copyrights, trade names, applications for the foregoing, trade secrets, goodwill, processes, drawings, blueprints, customer lists, licenses, whether as licensor or licensee, choses in action and other claims, and existing and future leasehold interests in equipment, real estate and fixtures); documents; instruments; letters of credit, bankers' acceptances or guaranties; cash monies, deposits, securities, bank accounts, deposit accounts, credits and other property now or hereafter held in any capacity by Lender, its affiliates or any entity which, at any time, participates in Lender's financing of Borrower or at any other depository or other institution; agreements or property securing or relating to any of the items referred to above;

       All now owned and hereafter acquired right, title and interest of Borrower in, to and in respect of goods, including, but not limited to, all inventory, wherever located, of whatever kind, nature or description, including all raw materials, work-in-process, finished goods, and materials to be used or consumed in Borrower's business; and all names or marks affixed to or to be affixed thereto for purposes of selling same by the seller, manufacturer, lessor or licensor thereof;

       All now owned and hereafter acquired right, title and interest of Borrower in, to and in respect of all equipment and fixtures, wherever located, including, without limitation, all machinery, equipment, motor vehicles, Gas Chromatograph/Mass Spectrometry Systems, chromatographs, spectrophotometers, auto analyzers, completers, associated laboratory equipment, furniture and fixtures, and any and all additions, substitutions, replacements (including spare parts), and accessions thereof and thereto;

       All now owned and hereafter acquired right, title and interests of Borrower in, to and in respect of any real or other personal property in or upon which Lender has or may hereafter have a security interest, lien or right of setoff.

       All present and future books and records relating to any of the above including, without limitation, all computer programs, printed output and computer readable data in the possession or control of the Borrower, any computer service bureau or other third party;

       All products and proceeds of the foregoing in whatever form and wherever located, including, without limitation, all insurance





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proceeds and all claims against third parties for loss or destruction of or damage to any of the foregoing.

       4.4 Notwithstanding anything to the contrary contained herein, Lender's liens on and security interests in the equipment shall be second in priority and subordinate only to the liens on equipment in favor of the persons listed on Exhibit "4.4" hereto with respect to the equipment indicated on Exhibit "4.4".


SECTION 5.   COLLECTION AND ADMINISTRATION

       5.1 Borrower is authorized to collect the accounts and any other proceeds of Collateral on behalf of and in trust for Lender, at Borrower's expense, but such authority shall automatically terminate upon an Event of Default. Lender may modify or terminate such authority at any time whether or not an Event of Default has occurred and directly collect the accounts and other monetary obligations included in the Collateral. Borrower shall, at Borrower's expense and in the manner requested by Lender from time to time, direct that remittances and all other proceeds of accounts and other Collateral shall be (a) sent to a post office box designated by and/or in the name of Lender, or in the name of Borrower, but as to which access is limited to Lender and/or (b) deposited into a bank account maintained in the name of Lender and/or a blocked bank account under arrangements with the depository bank under which all funds deposited to such blocked bank account are required to be transferred solely to Lender. In connection therewith, Borrower shall execute such post office box and/or blocked bank account agreements as Lender shall specify.

       5.2 All Obligations shall be payable at Lender's office set forth below or at Lender's bank designated in Section 10.6(b) or at such other bank or place as Lender may expressly designate from time to time for purposes of this Section. Lender shall apply all proceeds of accounts or other Collateral received by Lender and all other payments in respect of the Obligations to the Revolving Loans whether or not then due or to any other Obligations then due, in whatever order or manner Lender shall determine. For purposes of determining Gross Availability and Net Availability, remittances and other payments with respect to the Collateral and Obligations will be treated as credited to the loan account of Borrower maintained by Lender and Collateral balances to which they relate, upon the date of Lender's receipt of advice from Lender's bank that such remittances or other payments have been credited to Lender's account or in the case of remittances or other payments received directly in kind by Lender, upon the date of Lender's deposit thereof at Lender's bank, subject to final payment and collection. In computing interest charges, the loan account of Borrower maintained by Lender will be credited with remittances and other payments two (2) business days after immediately available or collected funds have been credited to Lender's account at such bank.





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       5.3 Lender shall render to Borrower monthly a loan account statement.
Each statement shall be considered correct and binding upon Borrower as an account stated, except to the extent that Lender receives, within sixty (60) days after the mailing of such statement, written notice from Borrower of any specific exceptions by Borrower to that statement.

       5.4 Lender may, at any time, whether or not an Event of Default has occurred, without notice to or assent of Borrower, (a) notify any account debtor that the accounts and other Collateral which includes a monetary obligation have been assigned to Lender by Borrower and that payment thereof is to be made to the order of and directly to Lender, (b) send, or cause to be sent by its designee, requests (which may identify the sender by a pseudonym) for verification of accounts and other Collateral directly to any account debtor or any other obligor or any bailee with respect thereto, and (c) demand, collect or enforce payment of any accounts or such other Collateral, but without any duty to do so, and Lender shall not be liable for any failure to collect or enforce payment thereof. At Lender's request, all invoices and statements sent to any account debtor, other obligor or bailee, shall state that the accounts and such other Collateral have been assigned to Lender and are payable directly and only to Lender.

       5.5 Borrower hereby appoints Lender and any designee of Lender as Borrower's attorney-in-fact and authorizes Lender or such designee, at Borrower's sole expense, to exercise at any times in Lender's or such designee's discretion all or any of the following powers, which powers of attorney, being coupled with an interest, shall be irrevocable until all Obligations have been paid in full: (a) receive, take, endorse, assign, deliver, accept and deposit, in the name of Lender or Borrower, any and all cash, checks, commercial paper, drafts, remittances and other instruments and documents relating to the Collateral or the proceeds thereof, (b) transmit to account debtors, other obligors or any bailees notice of the interest of Lender in the Collateral or request from account debtors or such other obligors or bailees at any time, in the name of Borrower or Lender or any designee of Lender, information concerning the Collateral and any amounts owing with respect thereto, (c) notify account debtors or other obligors to make payment directly to Lender, or notify bailees as to the disposition of Collateral, (d) take or bring, in the name of Lender or Borrower, all steps, actions, suits or proceedings deemed by Lender necessary or desirable to effect collection of or other realization upon the accounts and other Collateral, (e) after an Event of Default, change the address for delivery of mail to Borrower and to receive and open mail addressed to Borrower, (f) after an Event of Default, extend the time of payment of, compromise or settle for cash, credit, return of merchandise, and upon any terms or conditions, any and all accounts or other Collateral which includes a monetary obligation and discharge or release the account debtor or other obligor, without affecting any of the Obligations, and (g) execute in the name of Borrower and file against Borrower in favor of Lender financing statements or amendments with respect to the





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Collateral.

       5.6 Borrower hereby releases and exculpates Lender, its officers, employees and designees, from any liability arising from any acts under this Agreement or in furtherance thereof, whether as attorney-in-fact or otherwise, whether of omission or commission, and whether based upon any error of judgment or mistake of law or fact, except for Lender's willful misconduct or gross negligence (as determined in a final non-appealable decision of a court of competent jurisdiction). In no event will Lender have any liability to Borrower for lost profits or other special or consequential damages.

       5.7 After written notice by Lender to Borrower and automatically, without notice, after an Event of Default, Borrower shall not, without the prior written consent of Lender in each instance, (a) grant any extension of time of payment of any of the accounts or any other Collateral which includes a monetary obligation, (b) compromise or settle any of the accounts or any such other Collateral for less than the full amount thereof, (c) release in whole or in part any account debtor or other person liable for the payment of any of the accounts or any such other Collateral, or (d) grant any credits, discounts, allowances, deductions, return authorizations or the like with respect to any of the accounts or any such other Collateral.

       5.8 At such times as Lender may request and in the manner specified by Lender, Borrower shall deliver to Lender or Lender's representative original invoices, agreements, proofs of rendition of services and delivery of goods and other documents evidencing or relating to the transactions which gave rise to accounts or other Collateral, together with customer statements, schedules describing the accounts or other Collateral and/or statements of account and confirmatory assignments to Lender of the accounts or other Collateral, in form and substance satisfactory to Lender and duly executed by Borrower. Without limiting the provisions of Section 5.7, Borrower's granting of credits, discounts, allowances, deductions, return authorizations or the like will be promptly reported to Lender in writing. In no event shall any such schedule or confirmatory assignment (or the absence thereof or omission of any of the accounts or other Collateral therefrom) limit or in any way be construed as a waiver, limitation or modification of the security interests or rights of Lender or the warranties, representations and covenants of Borrower under this Agreement. Any documents, schedules, invoices or other paper delivered to Lender by Borrower may be destroyed or otherwise disposed of by Lender six (6) months after receipt by Lender, unless Borrower requests their return in writing in advance and makes prior arrangements for their return, at Borrower's expense.

       5.9 From time to time as requested by Lender, at the sole expense of Borrower, Lender or its designee shall have access, prior to an Event of Default during reasonable business hours and on or after an Event of Default at any time, to all of the premises where Collateral is located for the purposes of inspecting the Collateral, and all Borrower's books and records, and Borrower shall permit Lender or its designee to make such copies of such books and records or extracts therefrom as Lender may request. Without expense to Lender, Lender may use such of Borrower's personnel, equipment, including computer equipment, programs, printed output and computer readable media, supplies and premises for the collection of accounts and realization on other Collateral as Lender, in its sole discretion, deems appropriate. Borrower hereby irrevocably authorizes all accountants and third parties to disclose and deliver to Lender at Borrower's expense all financial information, books and records, work papers, management reports and other information in their possession regarding Borrower, except for documents which are subject to a valid and enforceable attorney-client privilege.


SECTION 6.   ADDITIONAL REPRESENTATIONS, WARRANTIES AND
             COVENANTS

       Each Borrower for itself and on behalf of each other Borrower, hereby, jointly and severally, represents, warrants and covenants to Lender the following, the truth and accuracy of which, and compliance with which, shall be continuing conditions of the making of loans or other credit accommodations by Lender to Borrower:

       6.1 Borrower shall keep and maintain its books and records (other than internal reports) in accordance with generally accepted accounting principles, consistently applied. Borrower shall, at its sole expense and on or before the fifteenth (15th) day of each month, deliver to Lender true and complete monthly agings of its accounts receivable and accounts and notes payable, and monthly internally prepared interim financial statements certified by the Chief Executive Officer or Chief Financial Officer of Borrower, and not later than forty-five (45) days after the close of each quarter, quarterly internally prepared financial statements, certified by the Chief Executive Officer or Chief Financial Officer of Borrower, all in such form, and together with such other information with respect to the business of Borrower or any guarantor, as Lender may request. Annually, Borrower shall deliver to Lender audited financial statements of Borrower accompanied by the report and opinion thereon of independent certified public accountants acceptable to Lender as soon as available, but in no event later than one hundred twenty (120) days after the end of Borrower's fiscal year.

       6.1(a) Borrower shall furnish to Lender all books and records necessary for Lender to monitor, on a weekly basis, Borrower's accrued and unpaid payroll, payroll taxes and withholding taxes, and Borrower shall furnish to Lender, on a weekly basis, evidence satisfactory to Lender of payment of such payroll, payroll taxes and withholding taxes.

       6.2 Subject to the provisions of Section 2.1(d)(15)(iii),

Borrower may from time to time render invoices to account debtors under its trade names set forth in Section 10.6(g) after Lender has received prior written notice from Borrower of the use of such trade names and as to which, Borrower agrees that: (a) each trade name does not refer to another corporation or other legal entity, (b) all accounts and proceeds thereof (including any returned merchandise) invoiced under any such trade names are owned exclusively by Borrower and are subject to the security interest of Lender and the other terms of this Agreement, and (c) all schedules of accounts and confirmatory assignments including any sales made or services rendered using the trade name shall show Borrower's name as assignor, and Lender is authorized to receive, endorse and deposit to any loan account of Borrower maintained by Lender all checks or other remittances made payable to any trade name of Borrower representing payment with respect to such sales or services.

       6.3 Borrower shall promptly notify Lender in writing of any loss, damage, investigation, action, suit, proceeding or claim relating to a material portion of the Collateral or which may result in any material adverse change in Borrower's business, assets, liabilities or condition, financial or otherwise.

       6.4 Borrower's books and records concerning accounts and its chief executive office are and shall be maintained only at the address set forth in
Section 10.6(d). Borrower's only other places of business and the only other locations of Collateral, if any, are and shall be the addresses set forth in
Section 10.6(e) hereof, except Borrower may change such locations or open a new place of business after thirty (30) days prior written notice to Lender. Prior to any change in location or opening of any new place of business, Borrower shall execute and deliver or cause to be executed and delivered to Lender such financing statements, financing documents and security and other agreements as Lender may reasonably require, including, without limitation, those described in Section 6.14.

       6.5 Borrower has and at all times will continue to have good and marketable title to all of the Collateral, free and clear of all liens, security interests, claims or encumbrances of any kind except in favor of Lender and except, if any, those set forth on Exhibit "4.4" hereto.

       6.6 Borrower shall not directly or indirectly: (a) sell, lease, transfer, assign, abandon or otherwise dispose of any part of the Collateral or any material portion of its other assets (other than (i) sales of inventory to buyers in the ordinary course of business and, (ii) provided that no Event of Default shall have occurred and shall be continuing and only upon Lender's prior written consent which shall not be unreasonably withheld, sales of Collateral at fair market value not in excess of an aggregate of twenty five thousand ($25,000) dollars per annum during the Term of this Agreement) or (b) consolidate with or merge with or into any other entity, or permit any other entity to consolidate with or merge with or into Borrower or (c) form or acquire any interest in any firm, corporation or other entity, except that, provided that no Event of Default shall have occurred and shall be continuing, and only upon Lender's prior written consent which shall not be unreasonably withheld based upon Lender's due diligence investigation the results of which are satisfactory to Lender, Borrower may acquire interests in any firm, corporation or other entity engaged in the same business as Borrower.

       6.7 Borrower shall at all times maintain, with financially sound and reputable insurers, casualty insurance with respect to the Collateral and other assets. All such insurance policies shall be in such form, substance, amounts and coverage as may be satisfactory to Lender and shall provide for thirty (30) days' prior written notice to Lender of cancellation or reduction of coverage. Borrower hereby irrevocably appoints Lender and any designee of Lender as attorney-in-fact for Borrower to obtain at Borrower's expense, any such insurance should Borrower fail to do so and, after an Event of Default, to adjust or settle any claim or other matter under or arising pursuant to such insurance or to amend or cancel such insurance. Borrower shall deliver to Lender evidence of such insurance and a lender's loss payable endorsement satisfactory to Lender as to all existing and future insurance policies with respect to the Collateral. Borrower shall deliver to Lender, in kind, all instruments representing proceeds of insurance received by Borrower. Lender may apply any insurance proceeds received at any time to the cost of repairs to or replacement of any portion of the Collateral and/or, at Lender's option, to payment of or as security for any of the Obligations, whether or not due, in any order or manner as Lender determines.

       6.8 Borrower is and at all times will continue to be in compliance with the requirements of all material laws, rules, regulations and orders of any governmental authority relating to its business (including laws, rules, regulations and orders relating to taxes, payment and withholding of payroll taxes, employer and employee contributions and similar items, securities, employee retirement and welfare benefits, employee health and safety, or environmental matters) and all material agreements or other instruments binding on Borrower or its property. Lender shall have the right, on three (3) days notice to Borrower (except if there shall exist an Event of Default or if in Lender's judgment such delay could have an adverse effect on Borrower or the Collateral, in which event no notice shall be required), but not the obligation, to take whatever action is necessary to assure Borrower's compliance with any of the foregoing, and all costs and expenses incurred by Lender in connection therewith, shall be included in Obligations. Borrower shall conduct its business at all times in accordance with the requirements of the Federal Fair Labor Standards Act of 1938, as amended and all rules, regulations and orders related thereto, if applicable. Borrower shall pay and discharge all taxes, assessments and governmental charges against Borrower or any Collateral prior to the date on which penalties are imposed or liens attach with respect thereto, unless the same are being contested in good faith and, at Lender's option, Reserves are established for the amount contested and penalties which may accrue thereon.

       6.9 With respect to each account deemed an Eligible Account, except as reported in writing to Lender, Borrower has no knowledge that any of the criteria for eligibility are not or are no longer satisfied, or as to NEI/GTEL accounts, will not be satisfied. As to each account, except as disclosed in writing to Lender at the time such account arises (a) each is valid and legally enforceable and represents an undisputed bona fide indebtedness incurred by the account debtor for the sum reported to Lender, (b) each arises from an absolute and unconditional sale of goods, without any right of return or consignment, or from a completed rendition of services, (c) each is not, at the time such account arises, subject to any defense, offset, dispute (subject to the exception provided in Section 2.1(d)(5)), contra relationship, counterclaim, or any given or claimed credit, allowance or discount, and (d) all statements made and all unpaid balances and other information appearing in the invoices, agreements, proofs of rendition of services and delivery of goods and other documentation relating to the accounts, and all confirmatory assignments, schedules, statements of account and books and records with respect thereto, are true and correct and in all respects what they purport to be.

       6.10 All equipment hereafter acquired will be kept at the location or locations shown in Section 10.6(d) and (e), except as Lender may otherwise consent in writing. Borrower shall at all times hereafter keep correct and accurate records itemizing and describing the location, kind, type, age and condition of the equipment, Borrower's cost therefor and accumulated depreciation thereof, all of which records shall be available for examination by Lender. Borrower shall keep all the equipment in good order and repair and in good operating and marketable condition, and will make all repairs and replacements when and where necessary, will not waste or destroy it or any part thereof, and will not be negligent in the care or use thereof. Borrower shall at all times repair and maintain all the equipment in a manner sufficient to continue the operation of its business as heretofore. All the equipment shall be used in material compliance with law and shall be kept separate from and shall not be annexed or affixed to or become part of any real estate, except as Lender may otherwise consent in writing.

       6.11 Except as set forth on Exhibit "6.11" hereto, no action or proceeding is now pending or, to the knowledge of Borrower after appropriate investigation, is threatened against Borrower at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of the Federal or state government or of any foreign government, municipal government or any agency or subdivision thereof, or before any arbitrator or panel of arbitrators, which, if adversely decided, could have a material adverse effect on Borrower, or its business, or the Collateral, or on Borrower's ability to pay the Obligations, and Borrower has not accepted liability for any such action or proceeding. There is no proceeding pending before any governmental agency (Federal, state, local or foreign) and, to the best of Borrower's knowledge after appropriate investigation, no investigation has been commenced before any such governmental agency the effect of which, if adversely decided, could have a material adverse effect on Borrower, or its business, or the Collateral, or on Borrower's ability to pay the Obligations.

       6.12 Borrower will not, directly or indirectly: (a) (i) lend or advance money or property to, (ii) guarantee or assume indebtedness of, or (iii) invest (by capital contribution or otherwise) in, any person, firm, corporation or other entity unless, in connection with such investment, no Event of Default shall have occurred and shall be continuing and Borrower shall have received Lender's prior written consent which shall not be unreasonably withheld, or (b) make any payment of the principal amount of or interest on any indebtedness (i) for borrowed money of any kind or nature regardless of whether same is evidenced by a written instrument, except for payments permitted pursuant to the Intercreditor and Subordination Agreement, dated the date of this Agreement, among Lender, GTEL Environmental Laboratories, Inc. and Borrowers, annexed hereto as Exhibit "6.12(b)-1", and the Intercreditor and Subordination Agreement, dated the date of this Agreement, among Lender, State Bank of Long Island and Borrowers, annexed hereto as Exhibit "6.12(b)-2" and (ii) owing to any officer, director, shareholder, or affiliate of Borrower; or (c) make any loans or advances to any officer, director, employee, shareholder or affiliate of Borrower; or (d) enter into any sale, lease or other transaction with any officer, director, employee, shareholder or affiliate of Borrower on terms that are less favorable to Borrower than those which might be obtained at the time from persons who are not an officer, director, employee, shareholder or affiliate of Borrower; or (e) declare, pay or make any dividend, redemption or other distribution on account of any shares of any class of stock of Borrower now or hereafter outstanding.

       6.13 Borrower shall pay, on Lender's demand, all costs, expenses, filing fees and taxes payable in connection with the preparation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of the Obligations, Lender's rights in the Collateral, this Agreement and all other existing and future agreements or documents contemplated herein or related hereto, including any amendments, waivers, supplements or consents which may hereafter be made or entered into in respect hereof, or in any way involving claims or defense asserted by Lender or claims or defense against Lender asserted by Borrower, any guarantor or any third party directly or indirectly arising out of or related to the relationship between Borrower and Lender or any guarantor and Lender, including, but not limited to the following, whether incurred before, during or after the initial or any renewal Term or after the commencement of any case with respect to Borrower or any guarantor under the United States Bankruptcy Code or any similar statute: (a) all costs and expenses of filing or recording (including Uniform Commercial Code financing statement filing taxes and fees, documentary taxes, intangibles taxes and mortgage recording taxes and fees, if applicable); (b) all title insurance and other insurance premiums, appraisal fees, fees incurred in connection with any environmental report, audit or survey and search fees; (c) all fees relating to the wire transfer of loan proceeds and other funds and fees for returned checks; (d) all expenses and costs heretofore and from time to time hereafter incurred by Lender during the course of periodic field examinations of the Collateral and Borrower's operations, plus a per diem charge at the rate of $650 per person, per day for Lender's examiners in the field and office; provided, however, that after the date of this Agreement, recurring field examination fees (exclusive of all disbursements) shall not exceed fifteen thousand ($15,000) dollars per annum, provided Borrower is in full compliance with the Loan Documents and there exists no Event of Default; and (e) the costs, fees and disbursements of in-house and outside counsel to Lender.

       6.14 Borrower holds all federal, state and local governmental certifications, accreditations, licenses, permits and other authorizations necessary for the conduct of its business. All certifications, accreditations, licenses, permits and other authorizations held by Borrower are valid and sufficient in all material respect for the business of Borrower as it is presently conducted and Borrower has not received any threatened suspension, cancellation or invalidation of any such certifications, accreditations, licenses, permits or other authorization or any threat of any proceeding for the suspension, cancellation or invalidation of any such certification, accreditation, license, permit or other authorization.

       6.15 At the request of Lender, at any time and from time to time, at Borrower's sole expense, Borrower shall execute and deliver or cause to be executed and delivered to Lender, such agreements, documents and instruments, including waivers, consents and subordination agreements from mortgagees or other holders of security interests or liens, landlords or bailees, and do or cause to be done such further acts as Lender, in its discretion, deems necessary or desirable to create, preserve, perfect or validate any security interest of Lender or the priority thereof in the Collateral and otherwise to effectuate the provisions and purposes of this Agreement. Borrower hereby authorizes Lender to file financing statements or amendments against Borrower in favor of Lender with respect to the Collateral, without Borrower's signature and to file as financing statements any carbon, photographic or other reproductions of this Agreement or any financing statements signed by Borrower.

       6.16 As of the date hereof, (a) the Gross Availability after application of the proceeds of the Revolving Loan and the Term Loan in accordance with
Section 2.5, less the aggregate amount of all fees, expenses and costs of consummating the transactions contemplated by this Agreement, shall be not less than five hundred thousand ($500,000) dollars, (b) after application of the proceeds of the loans made hereunder, Borrower will have no accounts payable which are more than sixty (60) days past due, and (c) Borrower has paid all taxes due to federal, state and local taxing authorities for all periods prior to the date hereof.

       6.17 As of the date hereof, and after giving effect to the transactions contemplated in this Agreement, (a) the fair saleable value of Borrower's assets is in excess of the total amount of its liabilities (including contingent liabilities) as they become absolute and matured; (b) Borrower has sufficient capital to conduct its business; and (c) Borrower is able to pay its debts as and when they mature.


SECTION 7.          EVENTS OF DEFAULT AND REMEDIES

       7.1 All Obligations shall be immediately due and payable, without notice or demand, and any provisions of this Agreement as to future loans and credit accommodations by Lender shall terminate automatically, upon the termination or non-renewal of this Agreement or, at Lender's option, upon or at any time after the occurrence or existence of any one or more of the following "EVENTS OF DEFAULT":

       (a) Borrower fails to pay when due any of the Obligations or fails to perform any of the terms of this Agreement or any other existing or future financing, security or other agreement between Borrower and Lender or any affiliate of Lender;

       (b) Any representation, warranty or statement of fact made by Borrower to Lender in this Agreement or any other agreement, schedule, confirmatory assignment or otherwise, or to any affiliate of Lender, shall prove inaccurate or misleading;

       (c) Any guarantor revokes, terminates or fails to perform any of the terms of any guaranty, endorsement or other agreement of such party in favor of Lender or any affiliate of Lender;

       (d) Any judgment or judgments aggregating in excess of $25,000 or any injunction or attachment is obtained against Borrower or any guarantor which remains unstayed for a period of ten (10) days or is enforced;

       (e) Borrower or any guarantor is dissolved, or Borrower or any guarantor fails to maintain its corporate existence in good standing, or the usual business of Borrower or any guarantor ceases or is suspended;

       (f) Any change in the controlling ownership of Borrower;

       (g) Borrower or any guarantor becomes insolvent, makes an assignment for the benefit of creditors, makes or sends notice of a bulk transfer or calls a general meeting of its creditors or principal creditors;

       (h) Any petition or application for any relief under the bankruptcy laws of the United States now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed by or against Borrower or any guarantor;

       (i) The indictment of Borrower, or any officer, director or principal stockholder of Borrower, or any guarantor, under any criminal statute, or commencement of criminal or civil proceedings against Borrower, or any officer, director or principal stockholder of Borrower, or any guarantor, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of any of the property of Borrower or such guarantor;

       (j) Any default or event of default under any financing, security or other agreement, document or instrument at any time executed and/or delivered to, with or in favor of Lender or any of its affiliates by any affiliate of Borrower;

       (k) Any default or event of default under any agreements or instruments evidencing indebtedness of Borrower other than to Lender, whether or not such indebtedness is accelerated;

       (l) Any federal, state or local governmental certification, accreditation, license, permit or other authorization necessary for the conduct of business by Borrower shall be suspended, cancelled, or invalidated, the effect of which could result in a material adverse change in the business, assets, condition, financial or otherwise, or prospects of Borrower, or in the ability of Borrower to pay or perform the Obligations, or in the Collateral; or

       (m) Lender in good faith believes that either (i) the prospect of payment or performance of the Obligations is impaired or (ii) the Collateral is not sufficient to secure fully the Obligations; provided, however, that Lender shall give Borrower three (3) days prior written notice of the foregoing and Borrower may, during such period, offer to Lender additional collateral, or assurances to Lender, which are acceptable to Lender in all respects, in Lender's sole discretion.

       7.2 Upon the occurrence of an Event of Default and at any time thereafter, Lender shall have all rights and remedies provided in this Agreement, any other agreements between Borrower and Lender, the Uniform Commercial Code or other applicable law, all of which rights and remedies may be exercised without notice to Borrower, all such notices being hereby waived, except such notice as is expressly provided for hereunder or is not waivable under applicable law. All rights and remedies of Lender are cumulative and not exclusive and are enforceable, in Lender's discretion, alternatively, successively, or concurrently on any one or more occasions and in any order Lender may determine. Without limiting the foregoing, Lender may (a) accelerate the payment of all Obligations and demand immediate payment thereof to Lender,
(b)
with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral, (c) require Borrower, at Borrower's expense, to assemble and make available to Lender any part or all of the Collateral at any place and time designated by Lender, (d) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral, (e) extend the time of payment of, compromise or settle for cash, credit, return of merchandise, and upon any terms or conditions, any and all accounts or other Collateral which includes a monetary obligation and discharge or release the account debtor or other obligor, without affecting any of the Obligations, (f) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including, without limitation, entering into contracts with respect thereto, by public or private sales at any exchange, broker's board, any office of Lender or elsewhere) at such prices or terms as Lender may deem reasonable, for cash, upon credit or for future delivery, with the Lender having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of Borrower, which right or equity of redemption is hereby expressly waived and released by Borrower. If any of the Collateral is sold or leased by Lender upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Lender. If notice of disposition of Collateral is required by law, seven (7) days prior notice by Lender to Borrower designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and Borrower waives any other notice. In the event Lender institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, Borrower waives the posting of any bond which might otherwise be required.

       7.3 Lender may apply the cash proceeds of Collateral actually received by Lender from any sale, lease, foreclosure or other disposition of the Collateral to payment of any of the Obligations, in whole or in part (including reasonable attorneys' fees and legal expenses incurred by Lender with respect thereto or otherwise chargeable to Borrower) and in such order as Lender may elect, whether or not then due. Borrower shall remain liable to Lender for the payment of any deficiency together with interest at the highest rate provided for herein and all costs and expenses of collection or enforcement, including reasonable attorneys' fees and legal expenses.

       7.4 Lender may, at its option, cure any default by Borrower under any agreement with a third party or pay or bond on appeal any judgment entered against Borrower, discharge taxes, liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral and pay any amount, incur any expense or perform any act which, in Lender's sole judgment, is necessary or appropriate to preserve, protect, insure, maintain, or realize upon the Collateral. Lender may charge Borrower's loan account for any amounts so expended, such amounts to be repayable by Borrower on demand. Lender shall be under no obligation to effect such cure, payment, bonding or discharge, and shall not, by doing so, be deemed to have assumed any obligation or liability of Borrower.


SECTION 8. JURY TRIAL WAIVER; CERTAIN OTHER WAIVERS AND
           CONSENTS

       8.1 Borrower and Lender each waive all rights to trial by jury in any action or proceeding instituted by either of them against the other which pertains directly or indirectly to the Loan Documents (as hereinafter defined), the Obligations, the Collateral, any alleged tortious conduct by Borrower or Lender, or, in any way, directly or indirectly, arises out of or relates to the relationship between Borrower and Lender. In no event will Lender be liable for lost profits or other special or consequential damages.

       8.2 Borrower waives all rights to interpose any claims, deductions, setoffs or counterclaims of any kind, nature or description in any action or proceeding instituted by Lender with respect to this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating thereto, except compulsory counterclaims.

       8.3 Borrower hereby irrevocably submits and consents to the nonexclusive jurisdiction of the State and Federal Courts located in the State in which the office of Lender designated in Section 10.6(a) is located and any other State where any Collateral is located with respect to any action or proceeding arising out of this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating thereto. In any such action or proceeding, Borrower waives personal service of the summons and complaint or other process and papers therein and agrees that the service thereof may be made by mail directed to Borrower at its chief executive office set forth herein or other address thereof of which Lender has received notice as provided herein, service to be deemed complete five (5) days after mailing, or as permitted under the rules of either of said Courts. Any such action or proceeding commenced by Borrower against Lender will be litigated only in a Federal Court located in the district, or a State Court in the State and County, in which the office of Lender designated in Section 10.6(a) is located and Borrower waives any objection based on forum non conveniens and any objection to venue in connection therewith.

       8.4 Lender shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights or remedies unless such waiver shall be in writing and signed by an authorized officer of Lender. A waiver by Lender of any right or remedy on any one occasion shall not be construed as a bar to or waiver of any such right or remedy which Lender would otherwise have on any future occasion, whether similar in kind or otherwise.


SECTION 9. TERM OF AGREEMENT; ADDITIONAL PROVISIONS

       9.1 Term. This Agreement shall only become effective upon execution and delivery by Borrower and Lender and shall continue in full force and effect for a term of three (3) years from the date hereof and shall be deemed automatically renewed for successive terms of two (2) years thereafter unless terminated as of the end of the initial or any renewal term (each a "TERM") by either party giving the other written notice at least ninety (90) days prior to the end of the then-current Term.

       9.2 Borrower may also terminate this Agreement by giving Lender at least thirty (30) days prior written notice at any time upon payment in full of all of the Obligations as provided herein, including the early termination fee provided below. Lender shall also have the right to terminate this Agreement at any time upon or after the occurrence of an Event of Default. If Lender terminates this Agreement upon or after the occurrence of an Event of Default, or if Borrower shall terminate this Agreement as permitted herein effective prior to the end of the then-current Term, in addition to all other Obligations, Borrower shall pay to Lender, upon the effective date of termination, in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Lender's lost profits, an early termination fee equal to

  (a) three percent (3%) of the Maximum Credit if Borrower's written notice of termination is received by Lender or termination by Lender is effective prior to the end of the first anniversary of the date hereof; or

  (b) after the first anniversary of the date of this Agreement, two percent (2%) of the Maximum Credit if Borrower's written notice of termination is received by Lender or termination by Lender is effective prior to the end of the third year of the initial Term or during any renewal Term; provided, however, that Borrower shall not be required to pay the early termination fee set forth in this Section 9.2(b) if the Obligations are paid in full after the first anniversary of the date hereof with the proceeds of a loan made available to Borrower by Key Bank of New York.

       9.3 Upon termination of this Agreement by Borrower, as permitted herein, in addition to payment of all Obligations which are not contingent, Borrower shall deposit such amount of cash collateral as Lender determines is necessary to secure Lender from loss, cost, damage or expense, including reasonable attorneys' fees, in connection with any open Accommodations or remittance items or other payments provisionally credited to the Obligations and/or to which Lender has not yet received final and indefeasible payment.

       9.4 Except as otherwise provided, all notices, requests and demands hereunder shall be (a) made to Lender at its address set forth in Section 10.6(a) and to Borrower at its chief executive office set forth in Section 10.6(d), or to such other address as either party may designate by written notice to the other in accordance with this provision, and (b) deemed to have been given or made: if by hand, immediately upon delivery; if by telex, telegram or telecopy (fax), immediately upon receipt; if by overnight delivery service, one day after dispatch; and if by first class or certified mail, three
(3) days after mailing.

       9.5 If any provision of this Agreement is held to be invalid or unenforceable, such provision shall not affect this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable.

       9.6 This Agreement, the Term Note, the Guarantees, the Subordination and Intercreditor Agreement and any other documents executed in connection with the foregoing or pursuant thereto (collectively the "Loan Documents") contain the entire agreement of the parties as to the subject matter hereof, all prior commitments, proposals and negotiations concerning the subject matter hereof being merged herein. Neither the Loan Documents nor any provision thereof shall be amended, modified or discharged orally or by course of conduct, but only by a written agreement signed by the Lender and the Borrower.

       9.7 No termination of this Agreement shall relieve or discharge Borrower of its Obligations, grants of Collateral, duties and covenants hereunder or otherwise until such time as all Obligations to Lender have been indefeasibly paid and satisfied in full, including, without limitation, the continuation and survival in full force and effect of all security interests and liens of Lender in and upon all then existing and thereafter-arising or acquired Collateral and all warranties and waivers of Borrower.

       9.8 All terms used herein which are defined in the Uniform Commercial Code shall have the meanings given therein unless otherwise defined in this Agreement and all references to the singular or plural herein shall also mean the plural or singular, respectively.

       9.9 This Agreement shall be governed by and construed in accordance with the laws of the State in which the office of Lender set forth in Section 10.6(a) below is located.

       9.10 Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of Borrower or Lender that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns. Borrower may not assign or transfer any of its rights or obligations hereunder without the written consent of Lender.

       9.11 Lender reserves the right to sell, assign, or participate, in whole or in part, the Revolving Loan and/or the Term Loan and any Obligations of Borrower hereunder to any financial institution(s) without limitation; provided, however, that no such participation, but only an assignment to another financial institution, shall relieve Lender of its obligations hereunder. Each assignee and participant shall be entitled to all the benefits of this Agreement and all other Loan Documents with respect to such participation or assignment. The obligations of Borrower and of any guarantor and the security interests created, confirmed and/or continued hereunder shall survive, without being impaired in any way regardless of any assignments and participations hereunder. Notwithstanding any other provision hereof, Lender may, in connection with any assignment or participation or proposed assignment or participation, disclose to the assignee or participant or proposed assignee or participant, any information relating to Borrower or any guarantor furnished to Lender in connection with this Agreement to the extent necessary for such purpose.

       9.12 Within five (5) Business Days after notice thereof by Lender to Borrower, Borrower shall execute and deliver to Lender in exchange for the surrendered Term Note, a new Note or Notes to the order of such assignee in an amount equal to its assigned or participated portion pursuant to such assignment or participation and, with respect to Lender in an amount equal to the portion retained by Lender thereunder, if any. Such new Note or Notes shall be in the aggregate principal amount of such surrendered Term Note, shall be dated the effective date of such assignment or participation and shall otherwise be in substantially the form of the surrendered Term Note. The cancelled Term Note shall be returned promptly to Borrower.


SECTION 10.         ADDITIONAL DEFINITIONS AND TERMS

    10.1            (a) Maximum Credit: $7,000,000

                    (b) Gross Availability Formula:

                        Eligible Accounts Percentage:

                                (i) eighty percent (80%) of Eligible Accounts of Nytest Environmental Inc., a Delaware corporation ("NYTEST");

                                (ii) eighty percent (80%) of Eligible Accounts of NEI of Pennsylvania, Inc., a Delaware corporation ("NEIPA");

                                (iii) seventy-five (75%) of Eligible Accounts of NEI/GTEL Environmental Laboratories, Inc., a Delaware corporation ("NEI/GTEL"),

                                so long as the Dilution Percentage (as
                                hereinafter defined) of such Eligible Accounts does not exceed five percent (5%) in respect of Eligible Accounts of Nytest and NEIPA, and seven percent (7%) in respect of Eligible Accounts of NEI/GTEL, determined separately for each such Borrower and based on a rolling three-month average; provided, however, that if, during the first full six (6) months after the date of this Agreement, such Dilution Percentage in respect of Eligible Accounts of NEI/GTEL is not more than five percent (5%), the Eligible Accounts Percentage applicable to NEI/GTEL shall be increased to eighty percent (80%).

                                If the Dilution Percentage exceeds five percent (5%) in respect of Eligible Accounts of Nytest and NEIPA, or seven percent (7%) in respect of Eligible Accounts of NEI/GTEL (or five percent (5%) in the event the Eligible Accounts Percentage applicable to NEI/GTEL is increased to 80%) (in each case, the "Excess Dilution Percentage"), then the Eligible Accounts Percentage applicable to each Borrower shall be reduced by one percentage point for each percentage point or fraction thereof of Excess Dilution Percentage.

                                "Dilution Percentage" means the percent
                                obtained by dividing (i) all credits,
                                allowances, discounts, write offs,
                                contra-accounts and other offsets incurred in any month by such Borrower that reduce the value of such Borrower's accounts by (ii) the gross amount of all accounts created by such Borrower in such month.

                    (c) (Intentionally omitted)

                    (d) Notwithstanding anything to the contrary contained in this Agreement, no account shall be an Eligible Account if more than ninety (90) days have passed since the date of the invoice evidencing such account; provided, however, that if the account debtor is Smith and (A) if such account is not morethan one hundred twenty (120) days past the date of the invoice evidencing such account, and (B) the aggregate amount of all accounts between 90 days and 120 days past the date of the invoices evidencing such accounts does not exceed two hundred fifty thousand ($250,000) dollars then such account shall nevertheless be considered an Eligible Account.

                    (e) Minimum Borrowing: $3,000,000

       10.2         Term Loan:

                                At any time during the Term of this Agreement,
                    an amount equal to eighty percent (80%) of the appraised auction sale value of Borrower's equipment which is and remains acceptable to Lender for lending purposes, as appraised by an appraiser selected by Lender; provided, however, that in no event shall the Term Loan exceed one million eight hundred forty thousand one hundred twenty ($1,840,120) dollars on the date of this Agreement; provided, further, however, that Lender, at any time in its sole discretion but not more frequently than annually, may cause the equipment to be reappraised at Borrower's expense (not to exceed $7,500 annually), and the excess, if any (the "EXCESS LOAN"), of (A) the principal balance of the Term Loan outstanding on the date of such reappraisal over
                    (B) the amount equal to (i) 80% of the reappraised auction sale value of such equipment less (ii) the amount by which the reappraised auction sale value of equipment purchased subsequent to the date of this Agreement exceeds seven hundred fifty thousand ($750,000) Dollars, shall be paid to Lender in six (6) consecutive equal monthly installments commencing on the first day of the month following the month during which the reappraisal is made, which payments shall be in addition to mandatory payments of the Term Loan as provided in Section 2.2.

       10.3         Accommodations:

                    (a) Lender's Charge for
                        Accommodations: two and one quarter percent (2 1/4%) per annum

                    (b) Sublimit for Accommodations:  $250,000.

       10.4         Fees:

                    (a) Interest Rate: Prime Rate plus one and three quarters percent (1-3/4%) per annum on the Revolving Loan and the Term Loan; provided, however, that, if Borrower's cumulative results of operations for the period ending on the last day of the first full six (6) months after the date of this Agreement, as reported on financial statements prepared and delivered in accordance with Section 6.1, reflect a net loss, the Interest Rate will be the Prime Rate plus two percent (2%) per annum commencing as of the first day of the next month; provided, further, however, that if Borrower's cumulative results of operations for the period ending on the last day of the first full twelve (12) months after the date of this Agreement, as reported on financial statements prepared and delivered in accordance with Section 6.1, reflect a net profit, the Interest Rate will be the Prime Rate plus one and three quarters percent (1-3/4%) commencing as of the first day of the next month.

                    (b) Closing Commitment Fee:  $35,000

                    (c) Annual Commitment Fee: One percent (1%) of the Maximum Credit, payable one half of one percent (1/2%) on the first and second anniversaries of the date of this Agreement and, if this Agreement is renewed, payable one-half of one percent (1/2%) on the renewal date and on the first anniversary of the renewal date.

                    (d) Unused Line Fee: One half of one percent (1/2%) per annum.

       10.5         Financial Covenants:  None

       10.6         (a) Lender's Office:  135 West 50th Street
                                          New York, New York  10020

                    (b)  Lender's Bank:  Chemical Bank
                                         270 Park Avenue
                                         New York, New York

                    (c)    Borrower:  Nytest Environmental, Inc., and
                                      NEI/GTEL Environmental
                                        Laboratories, Inc., and
                                      NEI of Pennsylvania, Inc.

                    (d)    Chief Executive Office of Nytest Environmental,
                           Inc.:
                           60 Seaview Boulevard
                           Port Washington, NY 11050

                           Chief Executive Office of NEI of Pennsylvania,
                           Inc.:
                           1850 Gravers Road
                           Norristown, PA 19401

                                Chief Executive Office of NEI/GTEL
                                Environmental Laboratories, Inc. Meadowbrook Industrial Park Milford, NH 03055

                    (e) Locations of all Collateral other than Chief Executive Offices of Borrower:

                                10500 University Center Drive
                                Tampa, Florida 33612

                                4211 West May Avenue
                                Wichita, Kansas 67209


                    (f)         Borrower's Other offices:


                                Sales Offices in Concord, California and
                                Atlanta, Georgia where no Collateral or
                                Collateral records are kept

                    (g)         Borrower's Trade Names for
                                Invoicing (if other than Borrower's names):

                                None

       10.7         Guarantors:  Nytest Environmental, Inc., and
                                 NEI/GTEL Environmental
                                   Laboratories, Inc., and
                                 NEI of Pennsylvania, Inc.

       IN WITNESS WHEREOF, Borrower and Lender have duly executed this Agreement this 22nd day of April, 1996.



LENDER:                           BORROWER:

THE CIT GROUP/CREDIT
FINANCE, INC.                               NYTEST ENVIRONMENTAL INC.




By:  /s/ Arthur McCray                      By:  /s/ John Gaspari
    --------------------                        -----------------------

Title: AVP                                  Title:    CEO
       -----------------                           --------------------


                                               NEI OF PENNSYLVANIA, INC.



                                            By:  /s/ John Gaspari
                                                -----------------------

                                            Title:    CEO
                                                   --------------------


                                              NEI/GTEL ENVIRONMENTAL
                                              LABORATORIES, INC.



                                            By:  /s/ John Gaspari
                                                -----------------------

                                            Title:    CEO
                                                   --------------------

                                 EXHIBIT "4.4"

                                Permitted Liens

                                 EXHIBIT "6.11"

                                   Litigation

                                                                  Dispute Letter
                                                                Exhibit "2.1(d)"

                          LOAN AND SECURITY AGREEMENT

                       THE CIT GROUP/CREDIT FINANCE, INC.
                              135 West 50th Street
                           New York, New York  10020


                              LETTER OF NON-OFFSET





                                                           _____ __, 199__




[Name and Address of Customer]


                 Re: [Nytest Environmental Inc.] [NEI/GTEL Environmental Laboratories, Inc.] [NEI of Pennsylvania, Inc.] ("Seller")

Gentlemen:

         We understand that you have certain arrangements with Seller pursuant to which you are, or from time to time may be, an account debtor of Seller.

         We have entered into financing arrangements with Seller, pursuant to which we have made certain loans and advances to Seller upon the security of, among other collateral, a continuing first priority security interest in all of Seller's existing and future accounts receivable ("Accounts").

         We have been advised that an Account due from you to Seller in the amount of $________ is the subject of a dispute. At the present time the undisputed portion of the balance owed on the account is $______. You agree that you will remit the undisputed portion of the balance on the Account in accordance with the terms of the invoice evidencing such Account.


         You will not assert any offset, claim, counterclaim or deduction in respect of the Account and, whether or not you shall ultimately prevail in respect of any such offset, claim, counterclaim or deduction, you will pay to us, promptly when due,

[Name and Address of Customer]
_____ __, 199__
Page 2


in accordance with its terms, any and all of the undisputed portion of the Account.

         Nothing contained herein shall in any way limit your right to proceed against Seller by independent action for any claim of any kind that you may now or hereafter have.

         You acknowledge that we will continue to rely upon the foregoing agreements, representations and warranties in considering loans and advances requested by Seller.

         Kindly indicate your acceptance of and agreement with the foregoing by signing in the place provided below.

                                        Very truly yours,

                                        THE CIT GROUP/CREDIT FINANCE, INC.



                                        By:
                                           --------------------------------

                                        Title:
                                              -----------------------------

AGREED AND ACCEPTED:

[Name of Customer]


By:
   ------------------------

Name/Title:
           ----------------